UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 5, 2013

Liberty Global, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51360	20-2197030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

12300 Liberty Boulevard Englewood, CO 80112
(Address of Principal Executive Office)

(303) 220-6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 5, 2013, Liberty Global, Inc., a Delaware corporation (“Liberty Global”), Lynx Europe Limited, a private limited company incorporated under English law and wholly-owned subsidiary of Liberty Global (“UK Holdco”), Lynx US MergerCo 1 LLC, a Delaware limited liability company and wholly-owned subsidiary of Liberty Global (“Lynx Merger Sub 1”), Lynx US MergerCo 2 LLC, a Delaware limited liability company and wholly-owned subsidiary of Lynx Merger Sub 1 (“Lynx Merger Sub 2”), Viper US MergerCo 1 LLC, a Delaware limited liability company and indirectly wholly-owned subsidiary of UK Holdco (“Viper Merger Sub 1”), Viper US MergerCo 2 LLC, a Delaware limited liability company and wholly-owned subsidiary of Viper Merger Sub 1 (“Viper Merger Sub 2”, and, together with Lynx Merger Sub 1, Lynx Merger Sub 2 and Viper Merger Sub 1, the “Merger Subs”), and Virgin Media Inc., a Delaware corporation (“Virgin Media”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Prior to the completion of the transactions contemplated by the Merger Agreement, Liberty Global will contribute Lynx Merger Sub 1 to the capital of UK Holdco, following which Lynx Merger Sub 1 will be a wholly-owned subsidiary of UK Holdco.
The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, (i) Viper Merger Sub 2 will merge with and into Virgin Media (the “First Viper Merger”), with Virgin Media as the surviving entity, and, immediately thereafter, and as part of the same plan, Virgin Media as the surviving entity of the First Viper Merger will merge with and into Viper Merger Sub 1 (the “Second Viper Merger” and, together with the First Viper Merger, the “Viper Mergers”), with Viper Merger Sub 1 (which will change its name to Virgin Media Inc.) as the surviving entity, and (ii) Lynx Merger Sub 2 will merge with and into Liberty Global (the “First Lynx Merger”), with Liberty Global as the surviving entity, and, immediately thereafter, and as part of the same plan, Liberty Global as the surviving entity of the First Lynx Merger will merge with and into Lynx Merger Sub 1 (the “Second Lynx Merger” and, together with the First Lynx Merger, the “Lynx Mergers”), with Lynx Merger Sub 1 (which will change its name to Liberty Global, Inc.) as the surviving entity. The Viper Mergers and the Lynx Mergers are referred to together herein as the “Mergers”. As a result of the Mergers, both Liberty Global and Virgin Media will become wholly-owned subsidiaries of UK Holdco.
At the effective time of the First Viper Merger, each share of common stock, par value $0.01 per share, of Virgin Media will be converted into the right to receive (i) 0.2582 Class A Ordinary Shares of UK Holdco, (ii) 0.1928 Class C Ordinary Shares of UK Holdco and (iii) $17.50 in cash (collectively, the “Merger Consideration”). At the effective time of the First Lynx Merger, each share of Series A Common Stock, par value $0.01 per share, of Liberty Global will be converted into the right to receive one Class A Ordinary Share of UK Holdco, each share of Series B Common Stock, par value $0.01 per share, of Liberty Global will be converted into the right to receive one Class B Ordinary Share of UK Holdco, and each share of Series C Common Stock, par value $0.01 per share, of Liberty Global will be converted into the right to receive one Class C Ordinary Share of UK Holdco. Each Class A Ordinary Share of UK Holdco will be entitled to one vote per share, each Class B Ordinary Share of UK Holdco will be entitled to ten votes per share, and each Class C Ordinary Shares of UK Holdco will be issued without voting rights.
Pursuant to the Merger Agreement, Liberty Global will select one current independent member of the board of directors of Virgin Media for appointment to the board of directors of UK Holdco as of the effective time of the First Viper Merger. Liberty Global will also name one UK-resident member of the board of directors of Virgin Media to be a member of a UK Advisory Board that Liberty Global intends to cause UK Holdco to establish.
Liberty Global and Virgin Media have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants:

(i)	to conduct their respective businesses in the ordinary and usual course during the interim period between the execution of the Merger Agreement and consummation of the Mergers,

(ii)	not to engage in certain kinds of transactions during such period,

(iii)
that Liberty Global will convene and hold a meeting of its stockholders to consider and vote upon the First Lynx Merger and the approval of the issuance of ordinary shares of UK Holdco required to be issued in the First Viper Merger and the First Lynx Merger,

(iv)	that Virgin Media will convene and hold a meeting of its stockholders to consider and vote upon the approval of the First Viper Merger,

(v)	that, subject to certain exceptions, the boards of directors of Liberty Global and Virgin Media will each recommend approval of the Merger Agreement by its respective stockholders, and

(vi)
not to (a) solicit or, subject to certain exceptions, knowingly facilitate inquiries or proposals relating to alternative business combination transactions or (b) subject to certain exceptions, engage in discussions or negotiations regarding, or provide any nonpublic information in connection with, alternative business combination transactions.

In the Merger Agreement, Liberty Global and Virgin Media have committed to use their reasonable best efforts to take, or cause to be taken, all actions that are reasonably necessary, proper or advisable to consummate and make effective the Mergers and the other transactions contemplated by the Merger Agreement, subject to the terms and conditions of the Merger Agreement.
Consummation of the Mergers is subject to customary conditions, including (i) approval by the Liberty Global stockholders of the Merger Agreement and the issuance of the shares of common stock of UK Holdco required to be issued in the First Viper Merger and the First Lynx Merger, (ii) approval by the Virgin Media stockholders of the Merger Agreement, (iii) absence of certain laws or orders prohibiting the consummation of the transactions contemplated by the Merger Agreement, (iv) obtaining antitrust and other regulatory approvals in the European Union and the United Kingdom, (v) declaration of the effectiveness by the Securities and Exchange Commission of the Registration Statement on Form S-4 to be filed by Liberty Global and UK Holdco and (vi) approval for listing on Nasdaq of the shares of UK Holdco common stock issuable in the First Viper Merger and the First Lynx Merger.
The obligations of Liberty Global, UK Holdco and the Merger Subs (the “Liberty Parties”) to effect the Mergers and to consummate the other transactions contemplated by the Merger Agreement is subject to certain other conditions, including (i) subject to certain exceptions, the accuracy of the representations and warranties of Virgin Media and (ii) performance in all material respects by Virgin Media of its obligations under the Merger Agreement. The obligation of Virgin Media to effect the First Viper Merger and to consummate the other transactions contemplated by the Merger Agreement is subject to certain other conditions, including (i) subject to certain exceptions, the accuracy of the representations and warranties of the Liberty Parties and (ii) performance in all material respects by the Liberty Parties of their respective obligations under the Merger Agreement.
The Merger Agreement contains certain termination rights for both Liberty Global and Virgin Media, including the right of Virgin Media to terminate the Merger Agreement to enter into an agreement for an alternative business combination transaction with an “Excluded Party” (as defined in the Merger Agreement) that constitutes a “Company Superior Proposal” (as defined in the Merger Agreement) if Virgin Media complies with certain notice and other requirements set forth in the Merger Agreement, including paying Liberty Global a termination fee of $235 million. The Merger Agreement further provides that upon termination of the Merger Agreement under other specified circumstances, Liberty Global or Virgin Media may be required to pay the other party a termination fee of $470 million and/or reimburse the other party for its expenses, subject to a $35 million cap.
The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.
The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about Liberty Global, Virgin Media, or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Liberty Global's and Virgin Media's stockholders and other investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Liberty Global, Virgin Media, or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Liberty Global and Virgin Media.
Additional Information

Nothing in this report (or incorporated herein) shall constitute a solicitation to buy or subscribe for or an offer to sell any securities of Liberty Global, Virgin Media or UK Holdco. In connection with the Mergers, Liberty Global and Virgin Media will file a joint proxy statement/prospectus with the Securities and Exchange Commission ("SEC"), and UK Holdco will file a Registration Statement on Form S-4 with the SEC. STOCKHOLDERS OF LIBERTY GLOBAL AND VIRGIN MEDIA ARE URGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) REGARDING THE MERGERS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain a free copy of the registration statement and joint proxy statement/prospectus, as well as other filings containing information about Liberty Global, Virgin Media and UK Holdco, without charge, at the SEC's Internet site (http://www.sec.gov).

Copies of the registration statement and joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by directing a request to Liberty Global, Inc., 12300 Liberty Boulevard, Englewood, Colorado, 80112, USA, Attention: Investor Relations, Telephone: +1 303 220 6600, or to Virgin Media Limited, Communications House, Bartley Wood Business Park, Bartley Way, Hook, RG27 9UP, United Kingdom, Attn: Investor Relations Department, Telephone +44 (0) 1256 753037.

The respective directors and executive officers of Liberty Global and Virgin Media and other persons may be deemed to be participants in the solicitation of proxies in respect of the Mergers. Information regarding Liberty Global's directors and executive officers is available in its proxy statement filed with the SEC by Liberty Global on April 27, 2012, and information regarding Virgin Media's directors and executive officers is available in its proxy statement filed with the SEC by Virgin Media on April 30, 2012. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

2.1
Agreement and Plan of Merger, dated as of February 5, 2013, among Liberty Global, Inc., Lynx Europe Limited, Lynx US MergerCo 1 LLC, Lynx US MergerCo 2 LLC, Viper US MergerCo 1 LLC, Viper US MergerCo 2 LLC and Virgin Media Inc.*

_________________

* Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Liberty Global agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL, INC.

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: February 7, 2013

Exhibit Index

Exhibit No.                             Name

2.1
Agreement and Plan of Merger, dated as of February 5, 2013, among Liberty Global, Inc., Lynx Europe Limited, Lynx US MergerCo 1 LLC, Lynx US MergerCo 2 LLC, Viper US MergerCo 1 LLC, Viper US MergerCo 2 LLC and Virgin Media Inc.*

_______________________

* Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Liberty Global agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.